SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): July 5, 2006 (July 1, 2006)

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-12126	23-144083
(Commission file number)	(IRS employer ID)

20 South Main Street, Chambersburg, Pennsylvania	17201
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code — (717) 264-6116

N/A
(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b)under the
Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.               Completion of Acquisition or Disposition of Assets.

On July 1, 2006, Franklin Financial Services Corporation(OTCBB: FRAF) (“Franklin Financial”) completed its acquisition of Fulton Bancshares Corporation (“Fulton Bancshares”) pursuant to the previously announced Agreement and Plan of Merger, dated as of January 23, 2006, between Franklin Financial and Fulton Bancshares (the “Merger Agreement”).

In accordance with the terms of the Merger Agreement, the shareholders of Fulton Bancshares are entitled to receive, for each share of Fulton Bancshares common stock they own, (a) $48.00 cash; or (b) 1.864 shares of Franklin Common Stock. As a result of the transaction, Franklin Financial will issue approximately 492,790 shares of its common stock to former shareholders of Fulton Bancshares.

The total estimated purchase price of the transaction is valued at approximately $23.9 million.

In connection with the transaction, The Fulton County National Bank and Trust Company, a subsidiary of Fulton Bancshares, has merged with and into Farmers and Merchants Trust Company of Chambersburg (“F&M Trust”), a subsidiary of Franklin Financial.

A copy of the press release announcing the consummation of the acquisition is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Also in accordance with the Merger Agreement, Martin R. Brown and Stanley J. Kerlin, Esquire, formerly directors of Fulton Bancshares, have been appointed to serve as Directors for Franklin Financial and F&M Trust. Mr. Brown will serve as a Class B director of Franklin Financial with a term of office through Franklin Financial’s 2007 annual meeting of shareholders and Mr. Kerlin will serve as a Class A director of Franklin Financial with a term of office through Franklin Financial’s 2008 annual meeting of shareholders. Except for the Merger Agreement, there was no arrangement or understanding between Messrs. Brown and Kerlin and any other person pursuant to which they were selected as a director.

Item 9.01.               Financial Statements and Exhibits.

(d)         Exhibits

99.1       Press Release issued July 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Financial Services Corporation

/s/ William E. Snell, Jr.
Date: July 5, 2006	William E. Snell, Jr., President
and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued July 1, 2006.